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                                                      Exhibit 7.3
                                                      FOR YOUR RECORDS

McDONALD & COMPANY
SECURITIES, INC.
DISCLOSURE STATEMENT TO
OPTION/MARGIN ACCOUNT CUSTOMERS
REQUIRED BY SEC RULE 10b-16 ("TRUTH IN LENDING")

     Clients carrying margin accounts with McDonald & Company Securities, Inc. will be charged on credit extended by us for the purpose of making transactions in securities, or for any other purpose related to the client's margin accounts. The annual rate of interest will be 3/4% to 2 1/2% above current broker call rate (the highest rate we are charged to borrow on client securities), depending upon the size of the account debit balance as indicated below.

          Average Debit Balance              Interest Rate
          Over $100,000                      Broker Call Rate + 3/4%
          $50,000 to $99,999                 Broker Call Rate + 1%
          $30,000 to $49,999                 Broker Call Rate + 1 1/2%
          $10,000 to $29,999                 Broker Call Rate + 2%
          Below $10,000                      Broker Call Rate + 2 1/2%

     The interest charge will be changed without notice in accordance with changes in the broker call rate. When the interest charge is to be increase for any other reason, at least thirty days prior written notice will be given. The interest charge is computed monthly on the average debit balance as described below.

     All credit and debit balances in your account are combined (with the exception of the credit in a "short account," type '3') and the interest charge is calculated on the average daily net debit balance. A credit balance in a short account will not reduce your debit balance because the balance is collateral for the short position under which we have borrowed the security in order to deliver it to the buying broker.

     Balances in the short account will be adjusted to the short position's current market value each Friday evening (commonly called "Marking-to-the
- -Market"). If a difference of greater than $100.00 exists after this "marking," an adjusting entry is made between the short account (type 3) and the general margin account (type 2) and will be identified on your statements as "Mark to Market." An increase in the value of short positions exceeding $100.00 will result in a credit entry to the type 3 account and a debit to the type 2 account, thereby increasing the interest which may be charged to the type 2 account, thereby decreasing the amount of interest that may be charged.

     The average daily debit balance, on which the interest charge at the rate stated has been computed, together with the number of days in the period will appear on your statement.

     The actual interest charge calculations are made by computer. The following formula is used:

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          Average daily debit balance x interest rate
                      x number of days in period         =  Interest Charge
          --------------------------------------------
                               360

     You will be charged the same interest charge on prepayments, which result from proceeds on sales which are paid to you prior to the settlement date or prior to our completing the transfer of shares which are not in "good delivery" form.

     The client's agreement gives McDonald & Company Securities, Inc. the right, in our discretion, to require additional collateral or in lieu thereof, to liquidate an account. In exercising that discretion, McDonald & Company Securities, Inc. has established certain guidelines which it generally uses for the supervision of margin accounts. For other than listed option transactions, McDonald & Company Securities, Inc. seeks to maintain the equity in "long accounts" to at least 30% and for "short accounts" to at least 35% and will customarily require additional collateral, should the balances fall below said minimum amounts. For listed option transactions, McDonald & Company Securities, Inc. adheres to the requirements of the various regulatory bodies. Equity is determined by subtracting the debit balance from the market value of the securities. In addition, McDonald & Company Securities, Inc. reviews accounts to determine whether equity is concentrated in any particular security and will generally require equity of at least 40% if a security position is determined to be concentrated. Further, McDonald & Company Securities, Inc. has a policy that if the equity value of an account is comprised of low-priced securities, it will similarly require a higher equity position in the account based upon such circumstances. Since the aforesaid policies are pursuant to the discretionary rights of McDonald & Company Securities, Inc., they may be changed or modified from time to time. In addition, if any self-regulatory agency so requires it, greater margin than usually required on a particular security or securities may also be applicable.

     A copy of the current guidelines with regard to maintenance requirements insofar as they may exist will be furnished to any customer upon written request for same.

ARBITRATION DISCLOSURES

     Please read the following carefully, as they affect your rights and McDonald & Company Securities, Inc.'s ("McDonald") in the event that any dispute arises between us which cannot be amicably resolved.

          ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

          THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

          PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

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          THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR
          LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

          THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

ARBITRATION AGREEMENT

     MCDONALD AND THE CLIENT AGREE THAT BY McDONALD'S OPENING AND CARRYING AN ACCOUNT FOR THE CLIENT, ALL CONTROVERSIES WHICH MAY ARISE BETWEEN US CONCERNING ANY TRANSACTIONS OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US PERTAINING TO SECURITIES AND ANY OTHER PROPERTY, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE
DETERMINED BY ARBITRATION.   ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE
CONDUCTED PURSUANT TO THE FEDERAL ARBITRATION ACT AND THE LAWS OF THE STATE OF OHIO, BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., THE MUNICIPAL SECURITIES RULEMAKING BOARD OR OTHER SELF-REGULATORY ORGANIZATION OF WHICH THE BROKER IS A MEMBER. THE ARBITRATION WILL ALSO BE CONDUCTED IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION.

     THE CLIENT MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE CONDUCTED BY ANY OF THE ABOVE-REFERENCED EXCHANGES OR SELF-REGULATORY AGENCIES HEREINBEFORE NAMED. IF THE CLIENT FAILS TO MAKE SUCH ELECTION BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO McDONALD AT McDONALD'S MAIN OFFICE BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM McDONALD TO MAKE SUCH ELECTION, THEN McDONALD SHALL MAKE SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

     THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. IT IS IN THE ABOVE PARAGRAPH.

     Further, no person shall bring a punitive or certified class action to arbitration, nor seek to enforce any predispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

          the call certification is denied;

          the class is decertified; or

          the customer is excluded from the class by the court.

     Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

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     This agreement shall remain in force until delivery of written revocation thereof by the undersigned to you or vice versa; if revoked, it shall continue effective as to prior transactions and shall inure to the benefit of your successors and assigns.

     If any provision hereof is or at any time should become inconsistent with any present or future law, rule or regulation of any securities exchange or of any sovereign government or a regulatory body or any judicial determination by any court of law or equity having jurisdiction over the subject matter of this agreement, said provision shall be deemed to be superseded or modified to conform to such law, rule, regulation or determination, but in all other respects this agreement shall continue and remain in full force and effect.